UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K12G3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2023

Atlis Motor Vehicles, Inc. for Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMV	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 12, 2023, Atlis Motor Vehicles Inc. (“Atlis”) completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023 (the “Reorganization Agreement”), by and among Atlis, Nxu, Inc., a Delaware Corporation (“Nxu”), and Atlis Merger Sub, Inc., a Delaware corporation and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Nxu (“Merger Sub”). The Reorganization Agreement provided for the merger of Atlis and Merger Sub, with Atlis surviving the merger as a wholly-owned subsidiary of Nxu (the “Reorganization Merger”). The Reorganization Agreement was approved and adopted by Atlis’s stockholders at Atlis’s Special Meeting of Stockholders, which was held on May 9, 2023.

At the effective time of the Reorganization Merger, all of the issued and outstanding shares of Atlis’s Class A common stock, par value $0.0001 per share (“Atlis Class A Common Stock”) were converted automatically on a one-for-one basis into shares of Nxu’s Class A common stock, par value $0.0001 per share (“Nxu Class A Common Stock”) and all of the issued and outstanding shares of Atlis’s Class D common stock, par value $0.0001 per share (“Atlis Class D Common Stock” and, together with Atlis Class A Common Stock, “Atlis Common Stock”) were converted automatically on a one-for-one basis into shares of Nxu’s Class B common stock, par value $0.0001 per share (“Nxu Class B Common Stock” and, together with Nxu Class A Common Stock, “Nxu Common Stock”), and, as a result, the current stockholders of Atlis automatically became stockholders of Nxu, holding the same number and percentage of shares of Nxu Common Stock as they held of Atlis Common Stock as of immediately prior to the Reorganization Merger.

In addition, at the effective time of the Reorganization Merger, (i) each outstanding option to purchase shares of Atlis Class A Common Stock (“Atlis Option”), whether vested or unvested, automatically converted into an option to purchase shares of Nxu Class A Common Stock (a “Nxu Option”) and (ii) each outstanding Atlis restricted share unit (an “Atlis Restricted Share”), whether vested or unvested, automatically converted into a restricted stock unit of Nxu (a “Nxu RSU”). Each Nxu Option is subject to terms and conditions consistent with the Employee Stock Option Plan and the applicable Atlis Option award agreement as in effect immediately prior to the effective time. Each Nxu RSU is subject to terms and conditions consistent with the applicable Atlis Restricted Share award agreement as in effect immediately prior to the effective time.

At the effective time of the Reorganization Merger, (i) each outstanding Senior Secured Original Issue 10% Discount Convertible Promissory Note (an “Atlis Note”) convertible into shares of Atlis Class A Common Stock automatically converted into a Senior Secured Original Issue 10% Discount Convertible Promissory Note convertible into shares of Nxu Class A Common Stock (a “Nxu Note”) and (ii) each outstanding warrant to purchase shares of Atlis Class A Common Stock (an “Atlis Warrant”) automatically converted into a warrant to purchase shares of Nxu Class A Common Stock (a “Nxu Warrant”). Each Nxu Note is subject to terms and conditions consistent with the applicable Atlis Note as in effect immediately prior to the effective time. Each Nxu Warrant is subject to terms and conditions consistent with the applicable Atlis Warrant as in effect immediately prior to the effective time.

As of the effective time of the Reorganization Merger, the rights of stockholders of Nxu are governed by the Certificate of Incorporation and Amended and Bylaws of Nxu, copies of which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated into this Item 2.01 by reference.

In connection with the Reorganization Merger, Nxu replaced Atlis as the publicly held corporation traded on the Nasdaq Stock Market LLC (“Nasdaq”). It is currently expected that, on May 15, 2023, shares of Nxu Class A Common Stock will commence trading under the ticker symbol “NXU” on Nasdaq.

The directors and executive officers of Nxu immediately following the completion of the Reorganization Merger are the same individuals who were directors and executive officers, respectively, of Atlis as of immediately prior to the Reorganization Merger.

Upon completion of the Reorganization Merger, Nxu Class A Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder and, for purposes of Rule 12g-3(a), Nxu is the successor issuer to Atlis. Future filings by Nxu with the Securities and Exchange Commission (the “SEC”) will be filed by Nxu under Atlis’s existing CIK number: 0001722969.

Following the Reorganization Merger, Atlis (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Nxu) converted from a Delaware corporation into a Delaware limited liability company named “Atlis Motor Vehicles LLC” (the “Conversion” and, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Atlis Motor Vehicles LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Atlis Motor Vehicles LLC were assumed by, Nxu.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which was filed as Appendix A to Nxu’s Registration Statement on Form S-4 filed with the SEC on April 17, 2023.

Item 5.01	Change in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2023, as of immediately following the effective time of the Reorganization Merger, the directors and executive officers of Atlis immediately prior to the Reorganization Merger were appointed to the same respective positions with Nxu. Each of the directors of Atlis was appointed to serve on the same committees of the board of directors of Nxu as such director had served on the board of directors of Atlis immediately prior to the Reorganization Merger.

Pursuant to the Reorganization Agreement, the directors of Atlis immediately following the consummation of the Reorganization Merger, but prior to the completion of the Conversion, were Mark Hanchett, Annie Pratt, Britt Ide and Caryn Nightengale.

On May 12, 2023, Nxu entered into new employment agreements (collectively, the “Agreements” and each, an “Agreement”) with Mark Hanchett, its Chief Executive Officer, Annie Pratt, its President, and Apoorv Dwivedi, its Chief Financial Officer (each, an “Executive”), in each case providing for their continued employment in their respective positions, which superseded and replaced their existing employment agreement with Atlis. The terms of the Agreements provide that the initial period of employment for each Executive shall end on December 31, 2027 and shall be automatically extended for one-year periods unless Nxu or an Executive provides written notice of intention to terminate the Agreement with at least 120 days prior written notice.

Each Executive shall receive a base salary of $200,000, which shall increase up to $300,000 when Nxu hits certain milestones. Each Executive will also be eligible to receive equity awards pursuant to Nxu’s short and long-term equity incentive plans in amounts as determined by the Compensation Committee.

If, prior to December 31, 2027, or such later date if the period of employment is extended, an Executive is involuntarily terminated by Nxu without Cause (as defined in the Agreements) or by the Executive for Good Reason (as defined in the Agreements), the Executive shall be entitled to receive a continuation of his or her base salary during the 12 months following the separation date, equity compensation continuation whereby the Executive’s equity awards continue to vest according to the original vesting schedule during the 12 months following the separation date, continued benefit coverage (the “Severance Payments”).

If, prior to December 31, 2027, or such later date if the period of employment is extended, an Executive is involuntarily terminated by Nxu without Cause or by the Executive for Good Reason in each case within 12 months following a change in control, then the Executive will be eligible to receive the Severance Payments, a lump sum payment in an amount equal to two times the annual bonus that the Executive would have earned at target achievement for that calendar year and all of the Executive’s outstanding unvested time-based awards will become fully vested and performance based vesting shall be deemed achieved at target levels.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of Nxu, Inc. dated March 10, 2023 (incorporated by reference to Appendix B to Nxu’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 17, 2023)
3.2	Bylaws of Nxu. Inc. dated March 27, 2023 (incorporated by reference to Appendix C to Nxu’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 17, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

Date: May 12, 2023	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer